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                                                                     EXHIBIT 3.1


                                      THIRD
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          ALLIANCE MEDICAL CORPORATION

      1. The name of the corporation is Alliance Medical Corporation.

      2. The original Certificate of Incorporation was filed with the Secretary of State of the state of Delaware on October 7, 1997 under the name GB Company. On February 4, 1998, the corporation filed a Certificate of Amendment to change the name of the corporation to Alliance Medical Corporation. On August 27, 1998, the corporation filed a Certificate of Amendment to increase the authorized capital stock of the corporation. On July 12, 1999, the corporation filed a Certificate of Amendment to further increase the authorized capital stock of the corporation. On July 19, 1999, the corporation filed a Certificate of Designations, Preferences and Rights creating the Series A 8% Participating Preferred Stock of the corporation. On July 31, 2000, the corporation filed a First Amended and Restated Certificate of Incorporation creating the Series B 8% Participating Preferred Stock. On February 6, 2001, the corporation filed a Second Amended and Restated Certificate of Incorporation creating the Series C 8% Participating Preferred Stock (the "Current Certificate").

      3. This Third Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the state of Delaware and amends, restates, and integrates the provisions of the Current Certificate and, upon filing with the Secretary of State in accordance with Sections 103 and 242, shall thenceforth supersede the Current Certificate and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Third Amended and Restated Certificate of Incorporation of the corporation.

      4. The text of the Current Certificate is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE ONE

            The name of the corporation is Alliance Medical Corporation.

                                   ARTICLE TWO

            The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE THREE

            The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
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                                  ARTICLE FOUR

      A. AUTHORIZATION OF CAPITAL STOCK.

      The corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of Common Stock that the corporation shall have authority to issue shall be 35,000,000, and each of such shares shall have a par value of $.001; and the total number of shares of Preferred Stock that the corporation shall have the authority to issue shall be 22,000,000, and each of such shares shall have a par value of $.001. Of the total number of shares of Preferred Stock, 7,727,272 shares shall be designated as Series A 8% Participating Preferred Stock (the "Series A Preferred"), 5,750,000 shares shall be designated as Series B 8% Participating Preferred (the "Series B Preferred"), 5,193,548 shares shall be designated as Series C 8% Participating Preferred (the "Series C Preferred), 2,171,500 shares shall be designated as Series D 8% Participating Preferred (the "Series D Preferred), and 1,157,680 shall be designated in accordance with the terms of Section F of this Article Four (the "Blank Check Preferred").

      B. TERMS OF SERIES A 8% PARTICIPATING PREFERRED STOCK.

      The following is a statement of the express terms, powers, preferences, rights, qualifications, limitations, and restrictions of the Series A Preferred. Except as expressly provided in this Section B of this Article Four, references to "Sections" in this Section B of this Article Four shall be references to Sections within this Section B of this Article Four. Except as expressly provided in this Section B of this Article Four, defined terms in this Section B of this Article Four shall apply only within this Section B of this Article Four.

      1. Dividends.

            (a) General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential cumulative dividends in cash to the holders of the Series A 8% Participating Preferred Stock (the "Series A Preferred") as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Series A Preferred (a "Series A Share") shall accrue on a daily basis at the rate of 8% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series A Share to and including the first to occur of (i) the date on which the Liquidation Value of such Series A Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series A Share by the Corporation, (ii) the date on which such Series A Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Series A Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any


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Series A Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series A Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series A Share.

            (b) Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 1999 (the "Dividend Reference Dates"), all dividends which have accrued on each Series A Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series A Share until paid to the holder thereof.

            (c) Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders of the Series A Preferred, the Corporation's Series B 8% Participating Preferred Stock, par value $0.001 per share (the "Series B Preferred"), the Corporation's Series C 8% Participating Preferred Stock, par value $0.001 per share (the "Series C Preferred"), and the Corporation's Series D 8% Participating Preferred Stock, par value $0.001 per share (the "Series D Preferred"), based upon the aggregate accrued but unpaid dividends on the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred.

            (d) Participating Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series A Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred had all of the outstanding Series A Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

            (e) Payment of Dividends. In the event that the Corporation undergoes a Fundamental Change, the Corporation shall declare and pay to the holders of the Series A Preferred all accrued but unpaid dividends on the Series A Preferred. Such dividends shall be payable in cash.

      2. Liquidation.

            Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Series A Shares held by such holder (plus all accrued and unpaid dividends thereon). If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred, the Series B Preferred, the Series C Preferred, and the Series D Preferred are


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insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2 and under Section C, Section D, and Section E of Article Four, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred held by each such holder. In addition to and after payment in full of the above-described amounts to the holders of the Series A Preferred under this Section 2, upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), the holders of the Series A Preferred shall be entitled to participate on an as if converted basis with the holders of the Series B Preferred, Series C Preferred, Series D Preferred and the Common Stock as a single class in the distribution of the remaining assets of the Corporation.

            Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series A Share, each share of Series B Preferred, each share of Series C Preferred, each share of Series D Preferred, and each share of Common Stock in connection with such liquidation, dissolution or winding up.

            A Fundamental Change shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2 and, in such event, the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, and Common Stock shall be allocated and receive the consideration payable in connection with any such transaction in accordance with the relative amount and priorities established in this Section 2.

      3. Priority of Series A Preferred on Dividends and Redemptions.

            So long as any Series A Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred voting together as a single class, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the provisions of stock options, executive stock or employment agreements as approved by the Corporation's board of directors so long as no Event of Noncompliance is in existence at the time of or immediately after such repurchase or would be caused by such repurchase.

      4. Redemptions.

            (a) Redemptions upon Request. At any time after June 30, 2004, the holders of a majority of the outstanding Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, voting together as a single class, may request redemption of all of their shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred by


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delivering written notice of such request to the Corporation (the "Redemption
Notice"). Within five days after receipt of the Redemption Notice, the Corporation shall deliver a copy of the Redemption Notice to all other holders of Series A Preferred, and such other holders may request redemption of their Shares of Series A Preferred by delivering written notice to the Corporation within ten days after receipt of such copy from the Corporation. The Corporation shall be required to redeem all Series A Shares with respect to which such redemption requests have been made at a price per Series A Share equal to Fair Market Value (the "Redemption Price") (which, for purposes of calculating the Redemption Price, shall be deemed to take place on the date of the Redemption Notice) and taking into account the preferences and participation rights of the Series A Preferred. Such redemption shall be made in two equal installments, the first of which shall occur on a date selected by the Corporation (but in no event later than the 60th day following delivery of the Redemption Notice) (the "First Redemption Date") and the second of which shall occur on the first anniversary of the First Redemption Date (the "Second Redemption Date" and, together with the First Redemption Date, the "Redemption Dates"). The portion of the Redemption Price paid on the Second Redemption Date shall be accompanied by interest at the rate of 10% per annum.

            (b) Redemption Payments. For each Series A Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series A Share) an amount equal to the Redemption Price payable in cash in immediately available funds. If the funds of the Corporation legally available for redemption of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred pro rata among the holders of the shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to any redemption of Series A Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A Shares which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends.

            (c) Determination of the Number of Each Holder's Series A Shares to be Redeemed. The number of shares of Series A Preferred to be redeemed from each holder in redemptions hereunder shall be the number of Series A Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series A Shares then held by such holder and the denominator of which shall be the total number of Series A Shares then held by all holders who have elected (in accordance with Section 4(a) above) to participate in such redemption. In case fewer than the total number of Series A Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series A Shares shall be issued to the holder thereof without cost to such


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holder within five business days after surrender of the certificate representing the redeemed Series A Shares.

            (d) Dividends After Redemption Date. No Series A Share shall be entitled to any dividends accruing after the date on which the full Redemption Price is paid to the holder of such Series A Share. On such date, all rights of the holder of such Series A Share shall cease, and such Series A Share shall no longer be deemed to be issued and outstanding.

            (e) Redeemed or Otherwise Acquired Series A Shares. Any Series A Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

            (f) Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any shares of Series A Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred on the basis of the number of shares owned by each such holder.

      5. Voting Rights. The holders of the Series A Preferred shall be entitled to advance notice of all stockholders meetings in accordance with the Corporation's bylaws, and the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Series B Preferred, the Series C Preferred, the Series D Preferred and the Common Stock voting together as a single class, with each share of Common Stock entitled to one vote per share and each share of Series A Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote.

      6. Conversion.

            (a) Conversion Obligation. Upon the affirmative vote of the holders of two-thirds (66-2/3%) of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, voting together as a single class, all outstanding shares of Series A Preferred shall automatically be converted to Conversion Stock on the basis set forth in Section 6(b) below.

            (b) Conversion Procedure.

                  (i) At any time and from time to time, any holder of Series A Preferred may convert all or any portion of the Series A Preferred (including any fraction of a Series A Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Series A Shares to be converted by the Liquidation Value and dividing the result by the Conversion Price then in effect.

                  (ii) Except as otherwise provided herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been


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surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Series A Shares converted as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                  (iii) The conversion rights of any Series A Share subject to redemption hereunder shall terminate on the First Redemption Date for such Series A Share unless the Corporation has failed to pay to the holder thereof the Redemption Price for such Series A Share.

                  (iv) Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Qualified Public Offering, a Fundamental Change or other transaction affecting the Corporation, the conversion of any shares of Series A Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

                  (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (1) below), the Corporation shall deliver to the converting holder:

                        (1) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                        (2) payment in an amount equal to all accrued dividends with respect to each Series A Share converted which have not been paid prior thereto, plus the amount payable under subparagraph (x) below with respect to such conversion; and

                        (3) a certificate representing any shares of Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (vi) The Corporation shall declare the payment of all dividends payable under subparagraph (v)(2) above. If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Series A Preferred being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

                  (vii) If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Series A Preferred being converted, such dividends may, at the converting holder's option, be converted into an additional number of shares of Conversion


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Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Conversion Price then in effect.

                  (viii) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                  (ix) The Corporation shall not close its books against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Series A Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series A Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

(x) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.

            (c) Conversion Price.

                  (i) The initial Conversion Price shall be $1.10. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6(c).

                  (ii) If and whenever on or after the original date of issuance of the Series A Preferred the Corporation issues or sells, or in accordance with
Section 6(c) is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying


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the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                  (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price under clause (ii) above as a result of: (a) the issue or sale (or deemed issue or sale) of up to an aggregate of 3,100,000 shares of Common Stock to employees, directors or consultants of the Corporation and its Subsidiaries in the form of options pursuant to approval of a majority of the Corporation's Board of Directors, stock option plans and stock ownership plans approved by the Corporation's Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and it being understood that such number includes all such stock options and purchase rights outstanding at the time of the issuance of the Series A Preferred); (b) the issuance of up to 1,143,960 shares of Common Stock upon exercise of warrants issued and outstanding on the Closing Date; (c) the issuance of up to 73,060 shares of Common Stock to Dr. Wade Hill (and affiliated parties) and Heritage Foundation in exchange for all of their interests in Applied Medical Technology, LLC; (d) the issuance at or in connection with the closing under the Series A Purchase Agreement of up to 1,965,120 shares of Common Stock in payment and satisfaction of outstanding debt obligations (on the terms specified in the Purchase Agreement); (e) the issuance of Common Stock upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred.

                  (iv) In addition to any adjustment to which the holders of Series A Preferred may be entitled under clause (ii) above, the Conversion Price shall also be subject to reduction (but not increase) on the following basis:

                        (1) Within sixty (60) days following the closing date under the Purchase Agreement, the Corporation shall deliver to all holders of Series A Preferred its balance sheet as of May 31, 1999, which balance sheet shall have been prepared in accordance with generally accepted accounting principles and reviewed by the accounting firm of Nelson & Lambson (the "Reviewed Balance Sheet") using generally accepted accounting principles ("GAAP"). If the Corporation's net worth, as shown on the Reviewed Balance Sheet, is less than negative $5,962,742, then the Conversion Price shall be automatically and immediately reduced by $0.00000015 for each dollar by which the Corporation's net worth, as shown on the Reviewed Balance Sheet, is less than negative $5,962,742. The term "net worth" shall mean total assets minus total liabilities.

                        (2) If, at any time, the Corporation makes any payment (or otherwise pays or transfers any consideration) in respect of: (1) the Graves Matter; (2) the Wade Hill Matter (other than the issuance to Dr. Wade Hill (or affiliated parties) and the Heritage Foundation of up to 73,060 shares of Common Stock in exchange for all of their interests in Applied Medical Technology,
LLC), (3) the Pauline Sill Matter, (4) the AMWM Matter, or (5) any Specified Contingent Liability (as defined in the Purchase Agreement), then the Conversion Price shall be automatically and immediately reduced by $0.00000015 for each dollar of consideration so paid or transferred; provided that the adjustment mechanism contained in this


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Section 6(c)(iv)(2) shall not apply: (i) to the issuance of Common Stock (or options to acquire Common Stock) in respect of such matters, in which case it shall trigger an adjustment to the Conversion Price under Section 6(c)(ii) above; or (ii) if it would result in a de minimus adjustment to the Conversion Price and the Corporation consummates a Qualified Public Offering by January 1, 2002.

                        (3) If, at any time prior to the first anniversary of the closing under the Purchase Agreement, the Corporation either (1) pays any liability which did not appear on the Reviewed Balance Sheet which arises from or relates to actions or omissions prior to July 19, 1999 or (2) records or establishes a reserve for (or under GAAP would be required to record or establish a reserve for) any liability which arises from or relates to actions or omissions prior to May 31, 1999, then the Conversion Price shall be automatically and immediately reduced by $0.00000015 for each dollar of any such liability.

                        (4) The Corporation shall promptly notify the holders of Preferred Stock upon the happening of any event which would result in an adjustment to the Conversion Price under this Section 6(c)(iv) and shall make available to such holders (and their accountants and other representatives) all information in the Corporation's possession which is relevant to the event in question and the calculation of any adjustment arising therefrom. Any dispute between the Corporation and the holders of the Series A Preferred as to the amount of any adjustment in the Conversion Price under this Section 6(c)(iv) shall be resolved by the agreement of the Corporation and the holders of a majority of the Series A Preferred or, if such agreement cannot be reached within 30 days, then by a big-five accounting firm jointly selected by the Corporation and the holders of a majority of the Series A Preferred. The determination of such accounting firm shall be final and binding on the Corporation and all holders of Series A Preferred, and the Corporation shall pay the fees and expenses of such accounting firm.

                        (5) Notwithstanding the foregoing subsections (1) - (4), the following items shall not trigger an adjustment to the Conversion Price: (i) the payment of $261,000 and issuance of an amount not to exceed 50,000 warrants to purchase the Company's Common Stock to Robb Peck; and (ii) the issuance of 23,708 warrants to Marquette Venture Partners III, L.P. as of the date hereof.

            (d) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 6(b), the following shall be applicable:

                  (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by


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dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 6(c), if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

                  (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 6(c), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series A Preferred shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preferred.

                  (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                  (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                  (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (ix) Certain Issuances. Notwithstanding anything to the contrary contained herein, any shares of Common Stock (or other securities convertible into or exercisable for shares of Common Stock) issued in respect of the Graves Matter, the Wade Hill Matter, the Pauline Sill Matter or the AMWM Matter shall be deemed to have been issued for zero consideration; provided that this clause (ix) shall not apply to the issuance to Dr. Wade Hill (or affiliated parties) and Heritage Foundation of up to 73,060 shares of Common Stock in exchange for all of their interests in Applied Medical Technology LLC.

            (e) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more Series of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more Series of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            (f) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred, Series B Preferred, and Series C Preferred then outstanding, voting together as a single class) to insure that each of the holders of Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series A Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            (g) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each share of Series A Preferred.

            (h) Notices.

                  (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Corporation shall give written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock or (B) with respect to any pro rata subscription offer to holders of Common Stock.

                  (iii) The Corporation shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Organic Change shall take place.

            (i) Mandatory Conversion. All of the outstanding Series A Preferred shall be automatically converted if the Corporation is at such time effecting a Qualified Public Offering. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Qualified Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series A Preferred at least seven days prior to such closing.

      7. Liquidating Dividends.

            If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series A Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series A Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

      8. Purchase Rights.

            If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any Series of Common Stock (the "Purchase Rights"), then each holder of Series A Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

      9. Events of Noncompliance.

            (a) Definition. An Event of Noncompliance shall have occurred if:

                  (i) the Corporation fails to make any redemption payment with respect to the Series A Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

                  (ii) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth in Section B of Article Four or in the Purchase Agreement in any material respect and such breach is not cured within 30 days after written notice thereof is given to the Corporation by any holder of the Series A Preferred;

                  (iii) any representation or warranty contained in the Purchase Agreement or any information required to be furnished to any holder of Series A Preferred pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Series A Preferred, is false or misleading in any material respect on the date made or furnished and such breach is not cured within 30 days after written notice thereof is given to the Corporation by any holder of the Series A Preferred;

                  (iv) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

                  (v) a judgment in excess of $500,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                  (vi) (1) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement (or obligations or agreements) if the effect of such default (or defaults) is to permit the holder or holders of any such obligation (or obligations) to cause an amount exceeding $500,000 to become due prior to its stated maturity; and such default remains uncured for a period of sixty (60) days or (2) any debt, obligation or amount (or debts, obligations or amounts) of the Corporation or any Subsidiary exceeding $500,000 is accelerated by the holder or holders thereof and such debts, obligations or amounts are not paid by the Corporation (or such acceleration withdrawn by the accelerating holders) within 10 days thereafter.

            (b) Consequences of Events of Noncompliance.

                  (i) If an Event of Noncompliance has occurred, the dividend rate on the Series A Preferred shall increase immediately by an increment of two
(2) percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of one (1) percentage point. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

                  (ii) If an Event of Noncompliance (other than an Event of Noncompliance of the type described in subparagraph 9(a)(iv) has occurred), the holder or holders of at least a majority of the Series A Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series A Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series A Preferred as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

                  (iii) If an Event of Noncompliance of the type described in subparagraph 9(a)(iv) has occurred, all of the Series A Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series A Preferred) at a price per Share equal to the amount which would be payable in respect of such share in a liquidation, dissolution or winding up of the Corporation under Section 2 hereof. The Corporation shall immediately redeem all Series A Preferred upon the occurrence of such Event of Noncompliance.

                  (iv) If any Event or Events of Noncompliance exist for an aggregate of 45 days (whether or not such days are consecutive), the Conversion Price of the Series A Preferred shall be reduced immediately by 10% of the Conversion Price in effect immediately prior to such adjustment (the "First Adjustment"). If any Event or Events of Noncompliance exist for an aggregate of 45 days after the First Adjustment (whether or not such days are consecutive and whether or not such days immediately follow the First Adjustment), the Conversion Price shall be reduced immediately by 10% of what the Conversion Price would have been immediately prior to such adjustment if the First Adjustment had not been made (the "Second Adjustment"). If any Event or Events of Noncompliance exist for an aggregate of 45 days after the Second Adjustment (whether or not such days are consecutive and whether or not such days immediately follow the Second Adjustment), the Conversion Price shall be reduced immediately by 10% of what the Conversion Price would have been immediately prior to such adjustment if the First and Second Adjustments had not been made. In no event shall any Conversion Price adjustment be rescinded, and in no event shall there be more than three Conversion Price adjustments pursuant to this subparagraph.

      For example, assume that the Conversion Price of the Series A Preferred is $2.00. If Events of Noncompliance are in existence for an aggregate of 45 days, the Conversion Price would be reduced immediately by 10% of $2.00, or $.20, for a new Conversion Price of $1.80. If Events of Noncompliance exist for an additional 45 days, the existing Conversion Price would be reduced by 10% of what the Conversion Price would have been if there had been no previous adjustment pursuant to this paragraph (i.e., $2.00), or $.20, for a new Conversion Price of $1.60. Then assume that there is a two-for-one stock split, in which case the Conversion Price would be decreased hereunder from $1.60 to $0.80, and assume that Events of Noncompliance exist for an additional 45 days. In this case, the Conversion Price would be reduced by 10% of what the Conversion Price would have been immediately prior to such adjustment if there had been no previous adjustments pursuant to this paragraph (i.e. $1.00), or $.10, for a new Conversion Price of $0.70.

                  (v) If any Event of Noncompliance has occurred, the number of directors constituting the Corporation's board of directors shall, at the request of the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class, be increased by such number which shall constitute a majority of the Board of Directors, and the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred shall have the special right, voting together as a single class (with each share being entitled to one vote) and to the exclusion of all other Series of the Corporation's stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships and to fill any vacancies in such directorships. The special right of the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred to elect members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (v), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until the time specified in the last paragraph of this Section 9(b)(v), at which time the special right shall cease to be in effect, subject to revesting upon the occurrence and continuation of any Event of Noncompliance.

            At any time when such special right has vested in the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, a proper officer of the Corporation shall, upon the written request of the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class, addressed to the secretary of the Corporation, call a special meeting of the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred for the purpose of electing directors pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class, may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class. Any holder so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subparagraph.

            At any meeting or at any adjournment thereof at which the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred exercising such special right. The vote of at least a majority of such quorum shall be required to elect or remove any such director.

            Any director so elected by the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred shall continue to serve as a director until the expiration of the lesser of (A) a period of six months following the date on which there is not longer any Event of Noncompliance in existence or (B) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

                  (vi) If any Event of Noncompliance exists, each holder of Series A Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

      10. Registration of Transfer.

            The Corporation shall keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series A Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series A Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred represented by the surrendered certificate.

      11. Replacement.

            Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series A Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

      12. Definitions.

            For purposes of Section B of Article Four, the following terms shall have the meanings described below.

            "AMWM Matter" means the facts, circumstances and allegations at issue in the lawsuit filed in Maricopa County, Arizona on January 12, 1999 called Arizona Medical Waste Management v. Alliance Medical Corporation and Applied Medical Recovery, Inc. (and any facts, circumstances and allegations at issue in any subsequent or related dispute or litigation among those parties or their affiliates or successors).

            "Common Stock" means, collectively, the Corporation's Common Stock, par value $0.001 per share, and any capital stock of any series of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

            "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon conversion or exchange of any in-the-money Convertible Securities outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 6(c)(i) and 6(c)(ii) hereof whether or not the Options or Convertible Securities are actually exercisable.

            "Conversion Stock" means shares of the Corporation's Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or series of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

            "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

            "Fair Market Value" shall be the fair value thereof as between a willing buyer and a willing seller, but without taking into account any discount for illiquidity, restrictions on transfer, minority interest or lack of control, determined jointly by the Corporation and the holders of a majority of the Series A Preferred. If such parties are unable to reach agreement within 30 days, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series A Preferred. The determination of such appraiser shall be final and binding upon the

Corporation and all holders of Series A Preferred, and the Corporation and the holders shall each pay 50% of the fees and expenses of such appraiser.

            "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business), (b) a sale of all or substantially all of the Corporation's outstanding capital stock and (c) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

            "Graves Matter" means the facts, circumstances and allegations at issue in the lawsuit filed in Maricopa County, Arizona on December 21, 1998 called: Raymond Graves, Donald Pinkerton, Richard Baker and Russell Glauser vs. Alliance Medical Corporation and Applied Medical Recovery, Inc. (and any facts, circumstances and allegations at issue in any subsequent or related dispute or litigation among those parties or their affiliates or successors).

            "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Series B Preferred, Series C Preferred, and Series D Preferred.

            "Liquidation Value" of any Series A Share as of any particular date shall be equal to $1.10.

            "Market Price" of any security means the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange, the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall equal Fair Market Value.

            "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

            "Pauline Sill Matter" means the facts, circumstances and allegations at issue in the lawsuit filed in Maricopa County, Arizona on December 23, 1998 called: Pauline Sill v. Alliance Medical Corporation and Applied Medical Recovery, Inc. (and any facts, circumstances and allegations at issue in any subsequent or related dispute or litigation among those parties or their affiliates or successors).

            "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Public Offering" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

            "Purchase Agreement" means the Purchase Agreement, dated as of July 19, 1999, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

            "Qualified Public Offering" means a firm commitment underwritten Public Offering by the Corporation of shares of its Common Stock in which (i) the aggregate price paid by the public for the shares shall be at least $30 million, and (ii) the price per share paid by the public for such shares shall be at least 300% of the Conversion Price in effect immediately prior to the closing of the sale of such shares pursuant to the Public Offering.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

            "Wade Hill Matter" means the facts, circumstances and allegations at issue in the lawsuit filed in Salt Lake City, Utah on March 15, 1999 called: Dr. Wade L. Hill et al. vs.

Alliance Medical Technologies, LLC, et al. (and any facts, circumstances and allegations at issue in any subsequent or related dispute or litigation among those parties or their affiliates or successors).

      13. Amendment and Waiver.

            No amendment, modification or waiver shall be binding or effective with respect to Section B of Article Four of this Amended and Restated Certificate of Incorporation without the prior written consent of the holders of a majority of the Series A Preferred outstanding at the time such action is taken. No change in the terms Section B of Article Four may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of a majority of the Series A Preferred then outstanding.

      14. Notices.

            Except as otherwise expressly provided hereunder, all notices referred to in Section B of Article Four shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when personally delivered, or five days from being mailed first class mail (postage prepaid) or one day from being sent by reputable overnight courier service (charges prepaid) (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      C. TERMS OF SERIES B 8% PARTICIPATING PREFERRED STOCK.

            The following is a statement of the express terms, powers, preferences, rights, qualifications, limitations, and restrictions of the Series B Preferred. Except as expressly provided in this Section C of this Article Four, references to "Sections" in this Section C of this Article Four shall be references to Sections within this Section C of this Article Four. Except as expressly provided in this Section C of this Article Four, defined terms in this Section C of this Article Four shall apply only within this Section C of this Article Four.

      1. Dividends.

            (a) General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential cumulative dividends in cash to the holders of the Series B 8% Participating Preferred Stock (the "Series B Preferred") as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Series B Preferred (a "Series B Share") shall accrue on a daily basis at the rate of 8% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series B Share to and including the first to occur of (i) the date on which the Liquidation Value of such Series B Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series B Share by the Corporation, (ii) the date on which such Series B Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Series B Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Series B Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series B Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series B Share.

            (b) Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2000 (the "Dividend Reference Dates"), all dividends which have accrued on each Series B Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series B Share until paid to the holder thereof.

            (c) Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred, such payment shall be distributed pro rata among the holders of the Corporation's Series A 8% Participating Preferred Stock, par value $0.001 per share (the "Series A Preferred"), the Corporation's Series C 8% Participating Preferred Stock, par value $0.001 per share (the "Series C Preferred"), the Corporation's Series D 8% Participating Preferred Stock, par value $0.001 per share (the "Series D Preferred"), and the Series B Preferred based upon the aggregate accrued but unpaid dividends on the Series A Preferred, the Series B Preferred, the Series C Preferred, and the Series D Preferred.

            (d) Participating Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series B Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred had all of the outstanding Series B Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

            (e) Payment of Dividends. In the event that the Corporation undergoes a Fundamental Change, the Corporation shall declare and pay to the holders of the Series B Preferred all accrued but unpaid dividends on the Series B Preferred. Such dividends shall be payable in cash.

      2. Liquidation.

            Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series B Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Series B Shares held by such holder (plus all accrued and unpaid dividends thereon). If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred, the Series B Preferred, the Series C Preferred, and the Series D Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under Section B, Section D, and Section E of Article Four and under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred held by each such holder. In addition to and after payment in full of the above-described amounts to the holders of the Series B Preferred under this Section 2, upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), the holders of the Series B Preferred shall be entitled to participate on an as if converted basis with the holders of Common Stock and the Series A Preferred, Series C Preferred, and Series D Preferred as a single class in the distribution of the remaining assets of the Corporation.

            Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any liquidation, dissolution or winding up to each record holder of Series B Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series B Share, each share of Series A Preferred, each share of Series C

Preferred, each share of Series D Preferred, and each share of Common Stock in connection with such liquidation, dissolution or winding up.

            A Fundamental Change shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2 and, in such event, the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, and Common Stock shall be allocated and receive the consideration payable in connection with any such transaction in accordance with the relative amount and priorities established in this Section 2.

      3. Priority of Series B Preferred on Dividends and Redemptions.

            So long as any Series B Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, voting together as a single class, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the provisions of stock options, executive stock or employment agreements as approved by the Corporation's board of directors so long as no Event of Noncompliance is in existence at the time of or immediately after such repurchase or would be caused by such repurchase.

      4. Redemptions.

            (a) Redemptions upon Request. At any time after June 30, 2004, the holders of a majority of the outstanding Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, voting together as a single class, may request redemption of all of their shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred by delivering written notice of such request to the Corporation (the "Redemption Notice"). Within five days after receipt of the Redemption Notice, the Corporation shall deliver a copy of the Redemption Notice to all other holders of Series B Preferred, and such other holders may request redemption of their Series B Shares by delivering written notice to the Corporation within ten days after receipt of such copy from the Corporation. The Corporation shall be required to redeem all Series B Shares with respect to which such redemption requests have been made at a price per Series B Share equal to Fair Market Value (the "Redemption Price") (which, for purposes of calculating the Redemption Price, shall be deemed to take place on the date of the Redemption Notice) and taking into account the preferences and participation rights of the Series B Preferred. Such redemption shall be made in two equal installments, the first of which shall occur on a date selected by the Corporation (but in no event later than the 60th day following delivery of the Redemption Notice) (the "First Redemption Date") and the second of which shall occur on the first anniversary of the First Redemption Date (the "Second Redemption Date" and, together with the First Redemption Date, the "Redemption Dates"). The portion of the Redemption Price paid on the Second Redemption Date shall be accompanied by interest at the rate of 10% per annum.

            (b) Redemption Payments. For each Series B Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series B Share) an amount equal to the Redemption Price payable in cash in immediately available funds. If the funds of the Corporation legally available for redemption of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred pro rata among the holders of the shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to any redemption of Series B Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series B Shares which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends.

            (c) Determination of the Number of Each Holder's Series B Shares to be Redeemed. The number of Series B Shares to be redeemed from each holder in redemptions hereunder shall be the number of Series B Shares determined by multiplying the total number of Series B Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series B Shares then held by such holder and the denominator of which shall be the total number of Series B Shares then held by all holders who have elected (in accordance with Section 4(a) above) to participate in such redemption. In case fewer than the total number of Series B Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series B Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series B Shares. (d) Dividends After Redemption Date. No Series B Share shall be entitled to any dividends accruing after the date on which the full Redemption Price is paid to the holder of such Series B Share. On such date, all rights of the holder of such Series B Share shall cease, and such Series B Share shall no longer be deemed to be issued and outstanding.

            (d) Dividends After Redemption Date. No Series B Share shall be entitled to any dividends accruing after the date on which the full Redemption Price is paid to the holder of such Series B Share. On such date, all rights of the holder of such Series B Share shall cease, and such Series B Share shall no longer be deemed to be issued and outstanding.

            (e) Redeemed or Otherwise Acquired Series B Shares. Any Series B Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

            (f) Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Series B Shares, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred on the basis of the number of shares owned by each such holder.

      5. Voting Rights. The holders of the Series B Preferred shall be entitled to advance notice of all stockholders meetings in accordance with the Corporation's bylaws, and the holders of the Series B Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Series A Preferred, Series C Preferred, Series D Preferred and the Common Stock voting together as a single class, with each share of Common Stock entitled to one vote per share and each share of Series B Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series B Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote.

      6. Conversion.

            (a) Conversion Obligation. Upon the affirmative vote of the holders of two-thirds (66-2/3%) of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, voting together as a single class, all outstanding shares of Series B Preferred shall automatically be converted to Conversion Stock on the basis set forth in Section 6(b) below.

            (b) Conversion Procedure.

                  (i) At any time and from time to time, any holder of Series B Preferred may convert all or any portion of the Series B Preferred (including any fraction of a Series B Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Series B Shares to be converted by the Liquidation Value and dividing the result by the Conversion Price then in effect.

                  (ii) Except as otherwise provided herein, each conversion of Series B Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Series B Shares converted as a holder of Series B Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                  (iii) The conversion rights of any Series B Share subject to redemption hereunder shall terminate on the First Redemption Date for such Series B Share unless the Corporation has failed to pay to the holder thereof the Redemption Price for such Series B Share.

                  (iv) Notwithstanding any other provision hereof, if a conversion of Series B Preferred is to be made in connection with a Qualified Public Offering, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Series B Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

                  (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (1) below), the Corporation shall deliver to the converting holder:

                        (1) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                        (2) payment in an amount equal to all accrued dividends with respect to each Series B Share converted which have not been paid prior thereto, plus the amount payable under subparagraph (x) below with respect to such conversion; and

                        (3) a certificate representing any Series B Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (vi) The Corporation shall declare the payment of all dividends payable under subparagraph (v)(2) above. If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Series B Preferred being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

                  (vii) If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Series B Preferred being converted, such dividends may, at the converting holder's option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Conversion Price then in effect.

                  (viii) The issuance of certificates for shares of Conversion Stock upon conversion of Series B Preferred shall be made without charge to the holders of such Series B Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Series B Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                  (ix) The Corporation shall not close its books against the transfer of Series B Preferred or of Conversion Stock issued or issuable upon conversion of Series B Preferred in any manner which interferes with the timely conversion of Series B Preferred. The Corporation shall assist and cooperate with any holder of Series B Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series B Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  (x) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series B Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series B Preferred.

            (c)   Conversion Price.

                  (i) The initial Conversion Price shall be $1.40. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6(c).

                  (ii) If and whenever on or after the original date of issuance of the Series B Preferred the Corporation issues or sells, or in accordance with Section 6(c) is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                  (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price under clause (ii) above as a result of: (a) the issue or sale (or deemed issue or sale) of up to an aggregate of 3,100,000 shares of Common Stock to employees, directors or consultants of the Corporation and its Subsidiaries in the form of options pursuant to approval of a majority of the Corporation's Board of Directors, stock option plans and stock ownership plans approved by the Corporation's Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and it being understood that such number includes all such stock options and purchase rights outstanding at the time of the issuance of the Series B Preferred); (b) the issuance of up to 1,143,960 shares of Common Stock upon exercise of warrants issued and outstanding on the Closing Date; (c) the issuance of up to 73,060 shares of Common Stock to Dr. Wade Hill (and affiliated parties) and Heritage Foundation in exchange for all of their interests in Applied Medical Technology, LLC; (d) the issuance at or in connection with the closing under the Series A Purchase Agreement of up to 1,965,120 shares of Common Stock in payment and satisfaction of outstanding debt obligations (on the terms specified in the Purchase Agreement); (e) the issuance of Common Stock upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred.

                  (iv) In addition to any adjustment to which the holders of Series B Preferred may be entitled under clause (ii) above, the Conversion Price shall also be subject to reduction (but not increase) on the following basis:

                        (1) If, at any time after the issuance of the Series B Preferred, the Corporation makes any payment (or otherwise pays or transfers any consideration) in respect of: (1) the Wade Hill Matter (other than the issuance to Dr. Wade Hill (or affiliated parties) and the Heritage Foundation of up to 73,060 shares of Common Stock in exchange for all of their interests in Applied Medical Technology, LLC), or (2) the Pauline Sill Matter (other than payments totaling $15,000 or less), then the Conversion Price shall be automatically and immediately reduced by $0.00000015 for each dollar of consideration so paid or transferred; provided that the adjustment mechanism contained in this Section 6(c)(iv)(1) shall not apply: (i) to the issuance of Common Stock (or options to acquire Common Stock) in respect of such matters, in which case it shall trigger an adjustment to the Conversion Price under Section 6(c)(ii) above; or (ii) if it would result in a de minimus adjustment to the Conversion Price and the Corporation consummates a Qualified Public Offering by January 1, 2002.

                        (2) The Corporation shall promptly notify the holders of Series B Preferred upon the happening of any event which would result in an adjustment to the Conversion Price under this Section 6(c)(iv) and shall make available to such holders (and their accountants and other representatives) all information in the Corporation's possession which is relevant to the event in question and the calculation of any adjustment arising therefrom. Any dispute between the Corporation and the holders of the Series B Preferred as to the amount of any adjustment in the Conversion Price under this Section 6(c)(iv) shall be resolved by the agreement of the Corporation and the holders of at least 65% of the Series B Preferred or, if such agreement cannot be reached within 30 days, then by a big-five accounting firm jointly selected by the Corporation and the holders of at least 65% of the Series B Preferred. The determination of such accounting firm shall be final and binding on the Corporation and all holders of Series B Preferred, and the Corporation shall pay the fees and expenses of such accounting firm.

            (d) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 6(b), the following shall be applicable:

                  (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 6(c), if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

                  (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 6(c), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series B Preferred shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series B Preferred.

                  (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of at least 65% of the outstanding Series B Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of at least 65% of the outstanding Series B Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                  (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                  (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (ix) Certain Issuances. Notwithstanding anything to the contrary contained herein, any shares of Common Stock (or other securities convertible into or exercisable for shares of Common Stock) issued in respect of the Wade Hill Matter or the Pauline Sill Matter shall be deemed to have been issued for zero consideration; provided that this clause (ix) shall not apply to the issuance to Dr. Wade Hill (or affiliated parties) and Heritage Foundation of up to 73,060 shares of Common Stock in exchange for all of their interests in Applied Medical Technology LLC.

            (e) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more Series of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more Series of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            (f) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class) to insure that each of the holders of Series B Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series B Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series B Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            (g) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series B Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Series B Share.

            (h)   Notices.

                  (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series B Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Corporation shall give written notice to all holders of Series B Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock or (B) with respect to any pro rata subscription offer to holders of Common Stock.

                  (iii) The Corporation shall also give written notice to the holders of Series B Preferred at least 20 days prior to the date on which any Organic Change shall take place.

            (i) Mandatory Conversion. All of the outstanding Series B Preferred shall be automatically converted if the Corporation is at such time effecting a Qualified Public Offering. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Qualified Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series B Preferred at least seven days prior to such closing.

      7.    Liquidating Dividends.

            If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series B Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series B Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

      8.    Purchase Rights.

            If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any Series of Common Stock (the "Purchase Rights"), then each holder of Series B Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series B Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

      9.    Events of Noncompliance.

            (a)   Definition. An Event of Noncompliance shall have occurred if:

                  (i) the Corporation fails to make any redemption payment with respect to the Series B Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

                  (ii) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth in Section C of Article Four or in the Purchase Agreement in any material respect and such breach is not cured within 30 days after written notice thereof is given to the Corporation by any holder of the Series B Preferred;

                  (iii) any representation or warranty contained in the Purchase Agreement or any information required to be furnished to any holder of Series B Preferred pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Series B Preferred, is false or misleading in any material respect on the date made or furnished and such breach is not cured within 30 days after written notice thereof is given to the Corporation by any holder of the Series B Preferred;

                  (iv) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (A) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

                  (v) a judgment in excess of $500,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                  (vi) (A) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement (or obligations or agreements) if the effect of such default (or defaults) is to permit the holder or holders of any such obligation (or obligations) to cause an amount exceeding $500,000 to become due prior to its stated maturity; and such default remains uncured for a period of sixty (60) days or (B) any debt, obligation or amount (or debts, obligations or amounts) of the Corporation or any Subsidiary exceeding $500,000 is accelerated by the holder or holders thereof and such debts, obligations or amounts are not paid by the Corporation (or such acceleration withdrawn by the accelerating holders) within 10 days thereafter.

            (b)   Consequences of Events of Noncompliance.

                  (i) If an Event of Noncompliance has occurred, the dividend rate on the Series B Preferred shall increase immediately by an increment of two
(2) percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of one (1) percentage point. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

                  (ii) If an Event of Noncompliance (other than an Event of Noncompliance of the type described in subparagraph 9(a)(iv) has occurred), the holder or holders of at least 65% of the Series B Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series B Preferred owned by such holder or holders at a price per Series B Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Series B Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series B Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series B Preferred as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

                  (iii) If an Event of Noncompliance of the type described in subparagraph 9(a)(iv) has occurred, all of the Series B Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series B Preferred) at a price per Series B Share equal to the amount which would be payable in respect of such share in a liquidation, dissolution or winding up of the Corporation under
Section 2 hereof. The Corporation shall immediately redeem all Series B Preferred upon the occurrence of such Event of Noncompliance.

                  (iv) If any Event or Events of Noncompliance exist for an aggregate of 45 days (whether or not such days are consecutive), the Conversion Price of the Series B Preferred shall be reduced immediately by 10% of the Conversion Price in effect immediately prior to such adjustment (the "First Adjustment"). If any Event or Events of Noncompliance exist for an aggregate of 45 days after the First Adjustment (whether or not such days are consecutive and whether or not such days immediately follow the First Adjustment), the Conversion Price shall be reduced immediately by 10% of what the Conversion Price would have been immediately prior to such adjustment if the First Adjustment had not been made (the "Second Adjustment"). If any Event or Events of Noncompliance exist for an aggregate of 45 days after the Second Adjustment (whether or not such days are consecutive and whether or not such days immediately follow the Second Adjustment), the Conversion Price shall be reduced immediately by 10% of what the Conversion Price would have been immediately prior to such adjustment if the First and Second Adjustments had not been made. In no event shall any Conversion Price adjustment be rescinded, and in no event shall there be more than three Conversion Price adjustments pursuant to this subparagraph.

      For example, assume that the Conversion Price of the Series B Preferred is $2.00. If Events of Noncompliance are in existence for an aggregate of 45 days, the Conversion Price would be reduced immediately by 10% of $2.00, or $.20, for a new Conversion Price of $1.80. If Events of Noncompliance exist for an additional 45 days, the existing Conversion Price would be reduced by 10% of what the Conversion Price would have been if there had been no previous adjustment pursuant to this paragraph (i.e., $2.00), or $.20, for a new Conversion Price of $1.60. Then assume that there is a two-for-one stock split, in which case the Conversion Price would be decreased hereunder from $1.60 to $0.80, and assume that Events of Noncompliance exist for an additional 45 days. In this case, the Conversion Price would be reduced by 10% of what the Conversion Price would have been immediately prior to such adjustment if there had been no previous adjustments pursuant to this paragraph (i.e. $1.00), or $.10, for a new Conversion Price of $0.70.

                  (v) If any Event of Noncompliance has occurred, the number of directors constituting the Corporation's board of directors shall, at the request of the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class, be increased by such number which shall constitute a majority of the Board of Directors, and the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred shall have the special right, voting together as a single class (with each share being entitled to one vote) and to the exclusion of all other Series of the Corporation's stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships and to fill any vacancies in such directorships. The special right of the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred to elect members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (v), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until the time specified in the last paragraph of this Section 9(b)(v), at which time the special right shall cease to be in effect, subject to revesting upon the occurrence and continuation of any Event of Noncompliance.

            At any time when such special right has vested in the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, a proper officer of the Corporation shall, upon the written request of the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class, addressed to the secretary of the Corporation, call a special meeting of the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred for the purpose of electing directors pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class, may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class. Any holder so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subparagraph.

            At any meeting or at any adjournment thereof at which the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

            Any director so elected by the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred shall continue to serve as a director until the expiration of the lesser of (A) a period of six months following the date on which there is no longer any Event of Noncompliance in existence or (B) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

                  (vi) If any Event of Noncompliance exists, each holder of Series B Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

      10.   Registration of Transfer.

            The Corporation shall keep at its principal office a register for the registration of Series B Preferred. Upon the surrender of any certificate representing Series B Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series B Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series B Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series B Preferred represented by the surrendered certificate.

      11.   Replacement.

            Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series B Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series B Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series B

Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

      12.   Definitions.

            For purposes of Section C of Article Four, the following terms shall have the meanings described below.

            "Common Stock" means, collectively, the Corporation's Common Stock, par value $0.001 per share, and any capital stock of any series of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

            "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon conversion or exchange of any in-the-money Convertible Securities outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 6(c)(i) and 6(c)(ii) hereof whether or not the Options or Convertible Securities are actually exercisable.

            "Conversion Stock" means shares of the Corporation's Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Series B Preferred are issued by an entity other than the Corporation or there is a change in the type or series of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series B Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

            "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

            "Fair Market Value" shall be the fair value thereof as between a willing buyer and a willing seller, but without taking into account any discount for illiquidity, restrictions on transfer, minority interest or lack of control, determined jointly by the Corporation and the holders of a majority of the Series B Preferred. If such parties are unable to reach agreement within 30 days, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of at least 65% of the Series B Preferred. The determination of such appraiser shall be final and binding upon the Corporation and all holders of Series B Preferred, and the Corporation and the holders shall each pay 50% of the fees and expenses of such appraiser.

            "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of

Directors) in any transaction or series of transactions (other than sales in the ordinary course of business), (b) a sale of all or substantially all of the Corporation's outstanding capital stock and (c) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

            "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Series A Preferred, Series C Preferred, and Series D Preferred.

            "Liquidation Value" of any Series B Share as of any particular date shall be equal to $1.40.

            "Market Price" of any security means the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange, the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall equal Fair Market Value.

            "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

            "Pauline Sill Matter" means the facts, circumstances and allegations at issue in the lawsuit filed in Maricopa County, Arizona on December 23, 1998 called: Pauline Sill v. Alliance Medical Corporation and Applied Medical Recovery, Inc. (and any facts, circumstances and allegations at issue in any subsequent or related dispute or litigation among those parties or their affiliates or successors).

            "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Public Offering" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

            "Purchase Agreement" means the Stock Purchase Agreement, dated as of July 31, 2000, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

            "Qualified Public Offering" means a firm commitment underwritten Public Offering by the Corporation of shares of its Common Stock in which (i) the aggregate price paid by the public for the shares shall be at least $30 million, and (ii) the price per share paid by the public for such shares shall be at least 300% of the Conversion Price in effect immediately prior to the closing of the sale of such shares pursuant to the Public Offering.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

            "Wade Hill Matter" means the facts, circumstances and allegations at issue in the lawsuit filed in Salt Lake City, Utah on March 15, 1999 called: Dr. Wade L. Hill et al. vs. Alliance Medical Technologies, LLC, et al. (and any facts, circumstances and allegations at issue in any subsequent or related dispute or litigation among those parties or their affiliates or successors).

      13.   Amendment and Waiver.

            No amendment, modification or waiver shall be binding or effective with respect to Section C of Article Four of this Amended and Restated Certificate of Incorporation without the prior written consent of the holders of a majority of the Series B Preferred outstanding at the time such action is taken. No change in the terms of Section C of Article Four may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of a majority of the Series B Preferred then outstanding.

      14.   Notices.

            Except as otherwise expressly provided hereunder, all notices referred to in Section C of Article Four shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when personally delivered, or five days from being mailed first class mail (postage prepaid) or one day from being sent by reputable overnight courier service (charges prepaid) (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

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                                       44

D. TERMS OF SERIES C 8% PARTICIPATING PREFERRED STOCK.

            The following is a statement of the express terms, powers, preferences, rights, qualifications, limitations, and restrictions of the Series C Preferred. Except as expressly provided in this Section D of this Article Four, references to "Sections" in this Section D of this Article Four shall be references to Sections within this Section D of this Article Four. Except as expressly provided in this Section D of this Article Four, defined terms in this Section D of this Article Four shall apply only within this Section D of this Article Four.

      1.    Dividends.

            (a) General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential cumulative dividends in cash to the holders of the Series C 8% Participating Preferred Stock (the "Series C Preferred") as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Series C Preferred (a "Series C Share") shall accrue on a daily basis at the rate of 8% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series C Share to and including the first to occur of (i) the date on which the Liquidation Value of such Series C Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series C Share by the Corporation, (ii) the date on which such Series C Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Series C Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Series C Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series C Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series C Share.

            (b) Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning March 31, 2001 (the "Dividend Reference Dates"), all dividends which have accrued on each Series C Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series C Share until paid to the holder thereof.

            (c) Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series C Preferred, such payment shall be distributed pro rata among the holders of the Corporation's Series A 8% Participating Preferred Stock, par value $0.001 per share (the "Series A Preferred"), Series B 8% Participating Preferred Stock, par value $0.001 per share (the "Series B Preferred"), Series D 8% Participating Preferred Stock, par value $0.001 per share (the "Series D Preferred"), and the Series C Preferred based upon the aggregate accrued but unpaid dividends on the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred.

            (d) Participating Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series C Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series C Preferred had all of the outstanding Series C Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

            (e) Payment of Dividends. In the event that the Corporation undergoes a Fundamental Change, the Corporation shall declare and pay to the holders of the Series C Preferred all accrued but unpaid dividends on the Series C Preferred. Such dividends shall be payable in cash.

      2.    Liquidation.

            Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series C Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Series C Shares held by such holder (plus all accrued and unpaid dividends thereon). If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under Section B, Section C, and Section E of Article Four and under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred held by each such holder. In addition to and after payment in full of the above-described amounts to the holders of the Series C Preferred under this Section 2, upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), the holders of the Series C Preferred shall be entitled to participate on an as if converted basis with the holders of Common Stock and the Series A Preferred, the Series B Preferred, and the Series D Preferred as a single class in the distribution of the remaining assets of the Corporation.

            Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any liquidation, dissolution or winding up to each record holder of Series C Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series C Share, each share of Series A Preferred, each share of Series B

Preferred, each share of Series D Preferred, and each share of Common Stock in connection with such liquidation, dissolution or winding up.

            A Fundamental Change shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2 and, in such event, the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, and Common Stock shall be allocated and receive the consideration payable in connection with any such transaction in accordance with the relative amount and priorities established in this Section 2.

      3.    Priority of Series C Preferred on Dividends and Redemptions.

            So long as any Series C Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, voting together as a single class, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the provisions of stock options, executive stock or employment agreements as approved by the Corporation's board of directors so long as no Event of Noncompliance is in existence at the time of or immediately after such repurchase or would be caused by such repurchase.

      4.    Redemptions.

            (a) Redemptions upon Request. At any time after June 30, 2004, the holders of a majority of the outstanding Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, voting together as a single class, may request redemption of all of their shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred by delivering written notice of such request to the Corporation (the "Redemption Notice"). Within five days after receipt of the Redemption Notice, the Corporation shall deliver a copy of the Redemption Notice to all other holders of Series C Preferred, and such other holders may request redemption of their Series C Shares by delivering written notice to the Corporation within ten days after receipt of such copy from the Corporation. The Corporation shall be required to redeem all Series C Shares with respect to which such redemption requests have been made at a price per Series C Share equal to Fair Market Value (the "Redemption Price") (which, for purposes of calculating the Redemption Price, shall be deemed to take place on the date of the Redemption Notice) and taking into account the preferences and participation rights of the Series C Preferred. Such redemption shall be made in two equal installments, the first of which shall occur on a date selected by the Corporation (but in no event later than the 60th day following delivery of the Redemption Notice) (the "First Redemption Date") and the second of which shall occur on the first anniversary of the First Redemption Date (the "Second Redemption Date" and, together with the First Redemption Date, the "Redemption Dates"). The portion of the Redemption Price paid on the Second Redemption Date shall be accompanied by interest at the rate of 10% per annum.

            (b) Redemption Payments. For each Series C Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series C Share) an amount equal to the Redemption Price payable in cash in immediately available funds. If the funds of the Corporation legally available for redemption of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred pro rata among the holders of the shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to any redemption of Series C Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series C Shares which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends.

            (c) Determination of the Number of Each Holder's Series C Shares to be Redeemed. The number of Series C Shares to be redeemed from each holder in redemptions hereunder shall be the number of Series C Shares determined by multiplying the total number of Series C Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series C Shares then held by such holder and the denominator of which shall be the total number of Series C Shares then held by all holders who have elected (in accordance with Section 4(a) above) to participate in such redemption. In case fewer than the total number of Series C Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series C Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series C Shares.

            (d) Dividends After Redemption Date. No Series C Share shall be entitled to any dividends accruing after the date on which the full Redemption Price is paid to the holder of such Series C Share. On such date, all rights of the holder of such Series C Share shall cease, and such Series C Share shall no longer be deemed to be issued and outstanding.

            (e) Redeemed or Otherwise Acquired Series C Shares. Any Series C Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

            (f) Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Series C Shares, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred on the basis of the number of shares owned by each such holder.

      5. Voting Rights. The holders of the Series C Preferred shall be entitled to advance notice of all stockholders meetings in accordance with the Corporation's bylaws, and the holders of the Series C Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Series A Preferred, Series B Preferred, Series D Preferred and the Common Stock voting together as a single class, with each share of Common Stock entitled to one vote per share and each share of Series C Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series C Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote.

      6.    Conversion.

            (a) Conversion Obligation. Upon the affirmative vote of the holders of two-thirds (66-2/3%) of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, voting together as a single class, all outstanding shares of Series C Preferred shall automatically be converted to Conversion Stock on the basis set forth in Section 6(b) below.

            (b)   Conversion Procedure.

                  (i) At any time and from time to time, any holder of Series C Preferred may convert all or any portion of the Series C Preferred (including any fraction of a Series C Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Series C Shares to be converted by the Liquidation Value and dividing the result by the Conversion Price then in effect.

                  (ii) Except as otherwise provided herein, each conversion of Series C Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series C Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Series C Shares converted as a holder of Series C Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                  (iii) The conversion rights of any Series C Share subject to redemption hereunder shall terminate on the First Redemption Date for such Series C Share unless the Corporation has failed to pay to the holder thereof the Redemption Price for such Series C Share.

                  (iv) Notwithstanding any other provision hereof, if a conversion of Series C Preferred is to be made in connection with a Qualified Public Offering, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Series C Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

                  (v) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (1) below), the Corporation shall deliver to the converting holder:

                        (1) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                        (2) payment in an amount equal to all accrued dividends with respect to each Series C Share converted which have not been paid prior thereto, plus the amount payable under subparagraph (x) below with respect to such conversion; and

                        (3) a certificate representing any Series C Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (vi) The Corporation shall declare the payment of all dividends payable under subparagraph (v)(2) above. If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Series C Preferred being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

                  (vii) If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Series C Preferred being converted, such dividends may, at the converting holder's option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Conversion Price then in effect.

                  (viii) The issuance of certificates for shares of Conversion Stock upon conversion of Series C Preferred shall be made without charge to the holders of such Series C Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Series C Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                  (ix) The Corporation shall not close its books against the transfer of Series C Preferred or of Conversion Stock issued or issuable upon conversion of Series C Preferred in any manner which interferes with the timely conversion of Series C Preferred. The Corporation shall assist and cooperate with any holder of Series C Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series C Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                  (x) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series C Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series C Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series C Preferred.

            (c)   Conversion Price.

                  (i) The initial Conversion Price shall be $1.55. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6(c).

                  (ii) If and whenever on or after the original date of issuance of the Series C Preferred the Corporation issues or sells, or in accordance with Section 6(c) is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                  (iii) Notwithstanding the foregoing, there shall be no adjustment in the Conversion Price under clause (ii) above as a result of: (a) the issue or sale (or deemed issue or sale) of up to an aggregate of 3,100,000 shares of Common Stock to employees, directors or consultants of the Corporation and its Subsidiaries in the form of options pursuant to approval of a majority of the Corporation's Board of Directors, stock option plans and stock ownership plans approved by the Corporation's Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and it being understood that such number includes all such stock options and purchase rights outstanding at the time of the issuance of the Series C Preferred); (b) the issuance of up to 1,143,960 shares of Common Stock upon exercise of warrants issued and outstanding on the Closing Date; (c) the issuance of up to 73,060 shares of Common Stock to Dr. Wade Hill (and affiliated parties) and Heritage Foundation in exchange for all of their interests in Applied Medical Technology, LLC; (d) the issuance at or in connection with the closing under the Series A Purchase Agreement of up to 1,965,120 shares of Common Stock in payment and satisfaction of outstanding debt obligations (on the terms specified in the Purchase Agreement); (e) the issuance of Common Stock upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred.

                  (iv) In addition to any adjustment to which the holders of Series C Preferred may be entitled under clause (ii) above, the Conversion Price shall also be subject to reduction (but not increase) on the following basis:

                        (1) If, at any time after the issuance of the Series C Preferred, the Corporation makes any payment (or otherwise pays or transfers any consideration) in respect of: (1) the Wade Hill Matter (other than the issuance to Dr. Wade Hill (or affiliated parties) and the Heritage Foundation of up to 73,060 shares of Common Stock in exchange for all of their interests in Applied Medical Technology, LLC), or (2) the Pauline Sill Matter (other than payments totaling $15,000 or less), then the Conversion Price shall be automatically and immediately reduced by $0.00000015 for each dollar of consideration so paid or transferred; provided that the adjustment mechanism contained in this Section 6(c)(iv)(1) shall not apply: (i) to the issuance of Common Stock (or options to acquire Common Stock) in respect of such matters, in which case it shall trigger an adjustment to the Conversion Price under Section 6(c)(ii) above; or (ii) if it would result in a de minimus adjustment to the Conversion Price and the Corporation consummates a Qualified Public Offering by January 1, 2002.

                        (2) The Corporation shall promptly notify the holders of Series C Preferred upon the happening of any event which would result in an adjustment to the Conversion Price under this Section 6(c)(iv) and shall make available to such holders (and their accountants and other representatives) all information in the Corporation's possession which is relevant to the event in question and the calculation of any adjustment arising therefrom. Any dispute between the Corporation and the holders of the Series C Preferred as to the amount of any adjustment in the Conversion Price under this Section 6(c)(iv) shall be resolved by the agreement of the Corporation and the holders of at least 65% of the Series C Preferred or, if such agreement cannot be reached within 30 days, then by a big-five accounting firm jointly selected by the Corporation and the holders of at least 65% of the Series C Preferred. The determination of such accounting firm shall be final and binding on the Corporation and all holders of Series C Preferred, and the Corporation shall pay the fees and expenses of such accounting firm.

            (d) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 6(b), the following shall be applicable:

                  (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by


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
dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                  (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 6(c), if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series C Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

                  (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 6(c), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series C Preferred shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series C Preferred.

                  (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of at least 65% of the outstanding Series C Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of at least 65% of the outstanding Series C Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                  (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                  (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                  (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (ix) Certain Issuances. Notwithstanding anything to the contrary contained herein, any shares of Common Stock (or other securities convertible into or exercisable for shares of Common Stock) issued in respect of the Wade Hill Matter or the Pauline Sill Matter shall be deemed to have been issued for zero consideration; provided that this clause (ix) shall not apply to the issuance to Dr. Wade Hill (or affiliated parties) and Heritage Foundation of up to 73,060 shares of Common Stock in exchange for all of their interests in Applied Medical Technology LLC.

            (e) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more Series of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more Series of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            (f) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class) to insure that each of the holders of Series C Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series C Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series C Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series C Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series C Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            (g) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series C Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Series C Share.

            (h)   Notices.

                  (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Series C Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (ii) The Corporation shall give written notice to all holders of Series C Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock or (B) with respect to any pro rata subscription offer to holders of Common Stock.

                  (iii) The Corporation shall also give written notice to the holders of Series C Preferred at least 20 days prior to the date on which any Organic Change shall take place.

            (i) Mandatory Conversion. All of the outstanding Series C Preferred shall be automatically converted if the Corporation is at such time effecting a Qualified Public Offering. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Qualified Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series C Preferred at least seven days prior to such closing.

      7.    Liquidating Dividends.

            If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series C Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series C Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

      8.    Purchase Rights.

            If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any Series of Common Stock (the "Purchase Rights"), then each holder of Series C Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series C Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

      9.    Events of Noncompliance.

            (a)   Definition. An Event of Noncompliance shall have occurred if:

                  (i) the Corporation fails to make any redemption payment with respect to the Series C Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

                  (ii) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth in Section D of Article Four or in the Purchase Agreement in any material respect and such breach is not cured within 30 days after written notice thereof is given to the Corporation by any holder of the Series C Preferred;

                  (iii) any representation or warranty contained in the Purchase Agreement or any information required to be furnished to any holder of Series C Preferred pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Series C Preferred, is false or misleading in any material respect on the date made or furnished and such breach is not cured within 30 days after written notice thereof is given to the Corporation by any holder of the Series C Preferred;

                  (iv) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (A) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

                  (v) a judgment in excess of $500,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                  (vi) (A) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement (or obligations or agreements) if the effect of such default (or defaults) is to permit the holder or holders of any such obligation (or obligations) to cause an amount exceeding $500,000 to become due prior to its stated maturity; and such default remains uncured for a period of sixty (60) days or (B) any debt, obligation or amount (or debts, obligations or amounts) of the Corporation or any Subsidiary exceeding $500,000 is accelerated by the holder or holders thereof and such debts, obligations or amounts are not paid by the Corporation (or such acceleration withdrawn by the accelerating holders) within 10 days thereafter.

            (b)   Consequences of Events of Noncompliance.

                  (i) If an Event of Noncompliance has occurred, the dividend rate on the Series C Preferred shall increase immediately by an increment of two
(2) percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of one (1) percentage point. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

                  (ii) If an Event of Noncompliance (other than an Event of Noncompliance of the type described in subparagraph 9(a)(iv) has occurred), the holder or holders of at least 65% of the Series C Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series C Preferred owned by such holder or holders at a price per Series C Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Series C Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series C Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series C Preferred as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

                  (iii) If an Event of Noncompliance of the type described in subparagraph 9(a)(iv) has occurred, all of the Series C Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series C Preferred) at a price per Series C Share equal to the amount which would be payable in respect of such share in a liquidation, dissolution or winding up of the Corporation under
Section 2 hereof. The Corporation shall immediately redeem all Series C Preferred upon the occurrence of such Event of Noncompliance.

                  (iv) If any Event or Events of Noncompliance exist for an aggregate of 45 days (whether or not such days are consecutive), the Conversion Price of the Series C Preferred shall be reduced immediately by 10% of the Conversion Price in effect immediately prior to such adjustment (the "First Adjustment"). If any Event or Events of Noncompliance exist for an aggregate of 45 days after the First Adjustment (whether or not such days are consecutive and whether or not such days immediately follow the First Adjustment), the Conversion Price shall be reduced immediately by 10% of what the Conversion Price would have been immediately prior to such adjustment if the First Adjustment had not been made (the "Second Adjustment"). If any Event or Events of Noncompliance exist for an aggregate of 45 days after the Second Adjustment (whether or not such days are consecutive and whether or not such days immediately follow the Second Adjustment), the Conversion Price shall be reduced immediately by 10% of what the Conversion Price would have been immediately prior to such adjustment if the First and Second Adjustments had not been made. In no event shall any Conversion Price adjustment be rescinded, and in no event shall there be more than three Conversion Price adjustments pursuant to this subparagraph.

      For example, assume that the Conversion Price of the Series C Preferred is $2.00. If Events of Noncompliance are in existence for an aggregate of 45 days, the Conversion Price would be reduced immediately by 10% of $2.00, or $.20, for a new Conversion Price of $1.80. If Events of Noncompliance exist for an additional 45 days, the existing Conversion Price would be reduced by 10% of what the Conversion Price would have been if there had been no previous adjustment pursuant to this paragraph (i.e., $2.00), or $.20, for a new Conversion Price of $1.60. Then assume that there is a two-for-one stock split, in which case the Conversion Price would be decreased hereunder from $1.60 to $0.80, and assume that Events of Noncompliance exist for an additional 45 days. In this case, the Conversion Price would be reduced by 10% of what the Conversion Price would have been immediately prior to such adjustment if there had been no previous adjustments pursuant to this paragraph (i.e. $1.00), or $.10, for a new Conversion Price of $0.70.

                  (v) If any Event of Noncompliance has occurred, the number of directors constituting the Corporation's board of directors shall, at the request of the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class, be increased by such number which shall constitute a majority of the Board of Directors, and the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred shall have the special right, voting together as a single class (with each share being entitled to one vote) and to the exclusion of all other Series of the Corporation's stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships and to fill any vacancies in such directorships. The special right of the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred to elect members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (v), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until the time specified in the last paragraph of this Section 9(b)(v), at which time the special right shall cease to be in effect, subject to revesting upon the occurrence and continuation of any Event of Noncompliance.

            At any time when such special right has vested in the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, a proper officer of the Corporation shall, upon the written request of the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class, addressed to the secretary of the Corporation, call a special meeting of the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred for the purpose of electing directors pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class, may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class. Any holder so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subparagraph.

            At any meeting or at any adjournment thereof at which the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

            Any director so elected by the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred shall continue to serve as a director until the expiration of the lesser of (A) a period of six months following the date on which there is no longer any Event of Noncompliance in existence or (B) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

                  (vi) If any Event of Noncompliance exists, each holder of Series C Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

      10.   Registration of Transfer.

            The Corporation shall keep at its principal office a register for the registration of Series C Preferred. Upon the surrender of any certificate representing Series C Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series C Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series C Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series C Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series C Preferred represented by the surrendered certificate.

      11.   Replacement.

            Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series C Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series C Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series C Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

      12.   Definitions.

            For purposes of Section D of Article Four, the following terms shall have the meanings described below.

            "Common Stock" means, collectively, the Corporation's Common Stock, par value $0.001 per share, and any capital stock of any series of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

            "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon conversion or exchange of any in-the-money Convertible Securities outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 6(c)(i) and 6(c)(ii) hereof whether or not the Options or Convertible Securities are actually exercisable.

            "Conversion Stock" means shares of the Corporation's Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Series C Preferred are issued by an entity other than the Corporation or there is a change in the type or series of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series C Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

            "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

            "Fair Market Value" shall be the fair value thereof as between a willing buyer and a willing seller, but without taking into account any discount for illiquidity, restrictions on transfer, minority interest or lack of control, determined jointly by the Corporation and the holders of a majority of the Series C Preferred. If such parties are unable to reach agreement within 30 days, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of at least 65% of the Series C Preferred. The determination of such appraiser shall be final and binding upon the Corporation and all holders of Series C Preferred, and the Corporation and the holders shall each pay 50% of the fees and expenses of such appraiser.

            "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of


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
Directors) in any transaction or series of transactions (other than sales in the ordinary course of business), (b) a sale of all or substantially all of the Corporation's outstanding capital stock and (c) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

            "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Series A Preferred, Series B Preferred, and the Series D Preferred.

            "Liquidation Value" of any Series C Share as of any particular date shall be equal to $1.55.

            "Market Price" of any security means the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange, the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall equal Fair Market Value.

            "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

            "Pauline Sill Matter" means the facts, circumstances and allegations at issue in the lawsuit filed in Maricopa County, Arizona on December 23, 1998 called: Pauline Sill v. Alliance Medical Corporation and Applied Medical Recovery, Inc. (and any facts, circumstances and allegations at issue in any subsequent or related dispute or litigation among those parties or their affiliates or successors).

            "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.


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
            "Public Offering" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

            "Purchase Agreement" means the Stock Purchase Agreement, dated as of February 6, 2001, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

            "Qualified Public Offering" means a firm commitment underwritten Public Offering by the Corporation of shares of its Common Stock in which (i) the aggregate price paid by the public for the shares shall be at least $30 million, and (ii) the price per share paid by the public for such shares shall be at least 300% of the Conversion Price in effect immediately prior to the closing of the sale of such shares pursuant to the Public Offering.

            "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

            "Wade Hill Matter" means the facts, circumstances and allegations at issue in the lawsuit filed in Salt Lake City, Utah on March 15, 1999 called: Dr. Wade L. Hill et al. vs. Alliance Medical Technologies, LLC, et al. (and any facts, circumstances and allegations at issue in any subsequent or related dispute or litigation among those parties or their affiliates or successors).

      13.   Amendment and Waiver.

            No amendment, modification or waiver shall be binding or effective with respect to Section D of Article Four of this Amended and Restated Certificate of Incorporation without the prior written consent of the holders of a majority of the Series C Preferred outstanding at the time such action is taken. No change in the terms of Section D of Article Four may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of a majority of the Series C Preferred then outstanding.


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
      14.   Notices.

            Except as otherwise expressly provided hereunder, all notices referred to in Section D of Article Four shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when personally delivered, or five days from being mailed first class mail (postage prepaid) or one day from being sent by reputable overnight courier service (charges prepaid) (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

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         E.       TERMS OF SERIES D 8% PARTICIPATING PREFERRED STOCK.

                  The following is a statement of the express terms, powers, preferences, rights, qualifications, limitations, and restrictions of the Series D Preferred. Except as expressly provided in this Section E of this Article Four, references to "Sections" in this Section E of this Article Four shall be references to Sections within this Section E of this Article Four. Except as expressly provided in this Section E of this Article Four, defined terms in this Section E of this Article Four shall apply only within this Section E of this Article Four.

         1.       Dividends.

                  (a) General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential cumulative dividends in cash to the holders of the Series D 8% Participating Preferred Stock (the "Series D Preferred") as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Series D Preferred (a "Series D Share") shall accrue on a daily basis at the rate of 8% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Series D Share to and including the first to occur of (i) the date on which the Liquidation Value of such Series D Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Series D Share by the Corporation, (ii) the date on which such Series D Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Series D Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Series D Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series D Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series D Share.

                  (b) Dividend Reference Dates. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning September 30, 2001 (the "Dividend Reference Dates"), all dividends which have accrued on each Series D Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Series D Share until paid to the holder thereof.

                  (c) Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series D Preferred, such payment shall be distributed pro rata among the holders of the Corporation's Series A 8% Participating Preferred Stock, par value $0.001 per


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
share (the "Series A Preferred"), Series B 8% Participating Preferred Stock, par value $0.001 per share (the "Series B Preferred"), Series C 8% Participating Preferred Stock, par value $0.001 per share (the "Series C Preferred"), and the Series D Preferred based upon the aggregate accrued but unpaid dividends on the Series A Preferred, Series B Preferred, Series C Preferred, and the Series D Preferred.

                  (d) Participating Dividends. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series D Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series D Preferred had all of the outstanding Series D Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

                  (e) Payment of Dividends. In the event that the Corporation undergoes a Fundamental Change, the Corporation shall declare and pay to the holders of the Series D Preferred all accrued but unpaid dividends on the Series D Preferred. Such dividends shall be payable in cash.

         2.       Liquidation.

                  Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series D Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Series D Shares held by such holder (plus all accrued and unpaid dividends thereon). If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under Section B, Section C, and Section D of Article Four and under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred held by each such holder. In addition to and after payment in full of the above-described amounts to the holders of the Series D Preferred under this Section 2, upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), the holders of the Series D Preferred shall be entitled to participate on an as if converted basis with the holders of Common Stock and the Series A Preferred, Series B Preferred, and the Series C Preferred as a single class in the distribution of the remaining assets of the Corporation.

                  Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any liquidation, dissolution or winding up to each record holder of Series D Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Series D Share, each share of Series A Preferred, each share of Series B

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
Preferred, each share of Series C Preferred and each share of Common Stock in connection with such liquidation, dissolution or winding up.

                  A Fundamental Change shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2 and, in such event, the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Common Stock shall be allocated and receive the consideration payable in connection with any such transaction in accordance with the relative amount and priorities established in this Section 2.

         3.       Priority of Series D Preferred on Dividends and Redemptions.

                  So long as any Series D Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred voting together as a single class, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries in accordance with the provisions of stock options, executive stock or employment agreements as approved by the Corporation's board of directors so long as no Event of Noncompliance is in existence at the time of or immediately after such repurchase or would be caused by such repurchase.

         4.       Redemptions.

                  (a) Redemptions upon Request. At any time after June 30, 2004, the holders of a majority of the outstanding Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, voting together as a single class, may request redemption of all of their shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred by delivering written notice of such request to the Corporation (the "Redemption Notice"). Within five days after receipt of the Redemption Notice, the Corporation shall deliver a copy of the Redemption Notice to all other holders of Series D Preferred, and such other holders may request redemption of their Series D Shares by delivering written notice to the Corporation within ten days after receipt of such copy from the Corporation. The Corporation shall be required to redeem all Series D Shares with respect to which such redemption requests have been made at a price per Series D Share equal to Fair Market Value (the "Redemption Price") (which, for purposes of calculating the Redemption Price, shall be deemed to take place on the date of the Redemption Notice) and taking into account the preferences and participation rights of the Series D Preferred. Such redemption shall be made in two equal installments, the first of which shall occur on a date selected by the Corporation (but in no event later than the 60th day following delivery of the Redemption Notice) (the "First Redemption Date") and the second of which shall occur on the first anniversary of the First Redemption Date (the "Second Redemption Date" and, together with the First Redemption Date, the "Redemption Dates"). The portion of the Redemption Price paid on the Second Redemption Date shall be accompanied by interest at the rate of 10% per annum.

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
                  (b) Redemption Payments. For each Series D Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Series D Share) an amount equal to the Redemption Price payable in cash in immediately available funds. If the funds of the Corporation legally available for redemption of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred on any Redemption Date are insufficient to redeem the total number of shares Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred pro rata among the holders of the shares to be redeemed. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to any redemption of Series D Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series D Shares which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends.

                  (c) Determination of the Number of Each Holder's Series D Shares to be Redeemed. The number of Series D Shares to be redeemed from each holder in redemptions hereunder shall be the number of Series D Shares determined by multiplying the total number of Series D Shares to be redeemed times a fraction, the numerator of which shall be the total number of Series D Shares then held by such holder and the denominator of which shall be the total number of Series D Shares then held by all holders who have elected (in accordance with Section 4(a) above) to participate in such redemption. In case fewer than the total number of Series D Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series D Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Series D Shares.

                  (d) Dividends After Redemption Date. No Series D Share shall be entitled to any dividends accruing after the date on which the full Redemption Price is paid to the holder of such Series D Share. On such date, all rights of the holder of such Series D Share shall cease, and such Series D Share shall no longer be deemed to be issued and outstanding.

                  (e) Redeemed or Otherwise Acquired Series D Shares. Any Series D Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

                  (f) Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Series D Shares, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred on the basis of the number of shares owned by each such holder.

         5. Voting Rights. The holders of the Series D Preferred shall be entitled to advance notice of all stockholders meetings in accordance with the Corporation's bylaws, and the holders of the Series D Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Series A Preferred, Series B Preferred, Series C Preferred and the Common Stock voting together as a single class, with each share of Common Stock entitled to one vote per share and each share of Series D Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series D Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote.

         6.       Conversion.

                  (a) Conversion Obligation. Upon the affirmative vote of the holders of two-thirds (66-2/3%) of the outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, voting together as a single class, all outstanding shares of Series D Preferred shall automatically be converted to Conversion Stock on the basis set forth in Section 6(b) below.

                  (b) Conversion Procedure.

                           (i) At any time and from time to time, any holder of
Series D Preferred may convert all or any portion of the Series D Preferred (including any fraction of a Series D Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Series D Shares to be converted by the Liquidation Value and dividing the result by the Conversion Price then in effect.

                           (ii) Except as otherwise provided herein, each
conversion of Series D Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series D Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Series D Shares converted as a holder of Series D Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

                           (iii) The conversion rights of any Series D Share
subject to redemption hereunder shall terminate on the First Redemption Date for such Series D Share unless the Corporation has failed to pay to the holder thereof the Redemption Price for such Series D Share.

                           (iv) Notwithstanding any other provision hereof, if a
conversion of Series D Preferred is to be made in connection with a Qualified Public Offering, a Fundamental Change or other transaction affecting the Corporation, the conversion of any Series D Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

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
                           (v) As soon as possible after a conversion has been
effected (but in any event within five business days in the case of subparagraph
(1) below), the Corporation shall deliver to the converting holder:

                                 (1) a certificate or certificates representing
the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                                 (2) payment in an amount equal to all accrued
dividends with respect to each Series D Share converted which have not been paid prior thereto, plus the amount payable under subparagraph (x) below with respect to such conversion; and

                                 (3) a certificate representing any Series D
Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                           (vi) The Corporation shall declare the payment of all
dividends payable under subparagraph (v)(2) above. If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Series D Preferred being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder.

                           (vii) If for any reason the Corporation is unable to
pay any portion of the accrued and unpaid dividends on Series D Preferred being converted, such dividends may, at the converting holder's option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the Conversion Price then in effect.

                           (viii) The issuance of certificates for shares of
Conversion Stock upon conversion of Series D Preferred shall be made without charge to the holders of such Series D Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Series D Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

                           (ix) The Corporation shall not close its books
against the transfer of Series D Preferred or of Conversion Stock issued or issuable upon conversion of Series D Preferred in any manner which interferes with the timely conversion of Series D Preferred. The Corporation shall assist and cooperate with any holder of Series D Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series D Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

                           (x) The Corporation shall at all times reserve and
keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series D Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series D Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series D Preferred.

                  (c) Conversion Price.

                           (i) The initial Conversion Price shall be $1.75. In
order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6(c).

                           (ii) If and whenever on or after the original date of
issuance of the Series D Preferred the Corporation issues or sells, or in accordance with Section 6(c) is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                           (iii) Notwithstanding the foregoing, there shall be
no adjustment in the Conversion Price under clause (ii) above as a result of:
(a) the issue or sale (or deemed issue or sale) of up to an aggregate of 3,100,000 shares of Common Stock to employees, directors or consultants of the Corporation and its Subsidiaries in the form of options pursuant to approval of a majority of the Corporation's Board of Directors, stock option plans and stock ownership plans approved by the Corporation's Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and it being understood that such number includes all such stock options and purchase rights outstanding at the time of the issuance of the Series D Preferred); (b) the issuance of up to 1,143,960 shares of Common Stock upon exercise of warrants issued and outstanding on the Closing Date; (c) the issuance of up to 73,060 shares of Common Stock to Dr. Wade Hill (and affiliated parties) and Heritage Foundation in exchange for all of their interests in Applied Medical Technology, LLC; (d) the issuance at or in connection with the closing under the Series A Purchase Agreement of up to 1,965,120 shares of Common Stock in payment and satisfaction of outstanding debt obligations (on the terms specified in the Purchase Agreement); (e) the issuance of Common Stock upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred.

                           (iv) In addition to any adjustment to which the
holders of Series D Preferred may be entitled under clause (ii) above, the Conversion Price shall also be subject to reduction (but not increase) on the following basis:

                                 (1) If, at any time after the issuance of the
Series D Preferred, the Corporation makes any payment (or otherwise pays or transfers any consideration) in respect of: (1) the Wade Hill Matter (other than the issuance to Dr. Wade Hill (or affiliated parties) and the Heritage Foundation of up to 73,060 shares of Common Stock in exchange for all of their interests in Applied Medical Technology, LLC), or (2) the Pauline Sill Matter (other than payments totaling $15,000 or less), then the Conversion Price shall be automatically and immediately reduced by $0.00000015 for each dollar of consideration so paid or transferred; provided that the adjustment mechanism contained in this Section 6(c)(iv)(1) shall not apply: (i) to the issuance of Common Stock (or options to acquire Common Stock) in respect of such matters, in which case it shall trigger an adjustment to the Conversion Price under Section 6(c)(ii) above; or (ii) if it would result in a de minimus adjustment to the Conversion Price and the Corporation consummates a Qualified Public Offering by January 1, 2002.

                                 (2) The Corporation shall promptly notify the
holders of Series D Preferred upon the happening of any event which would result in an adjustment to the Conversion Price under this Section 6(c)(iv) and shall make available to such holders (and their accountants and other representatives) all information in the Corporation's possession which is relevant to the event in question and the calculation of any adjustment arising therefrom. Any dispute between the Corporation and the holders of the Series D Preferred as to the amount of any adjustment in the Conversion Price under this Section 6(c)(iv) shall be resolved by the agreement of the Corporation and the holders of at least 65% of the Series D Preferred or, if such agreement cannot be reached within 30 days, then by a big-five accounting firm jointly selected by the Corporation and the holders of at least 65% of the Series D Preferred. The determination of such accounting firm shall be final and binding on the Corporation and all holders of Series D Preferred, and the Corporation shall pay the fees and expenses of such accounting firm.

                  (d) Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under Section 6(b), the following shall be applicable:

                           (i) Issuance of Rights or Options. If the Corporation
in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by


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
dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (ii) Issuance of Convertible Securities. If the
Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                           (iii) Change in Option Price or Conversion Rate. If
the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 6(c), if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Series D Preferred are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

                           (iv) Treatment of Expired Options and Unexercised
Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of Section 6(c), the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Series D Preferred shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series D Preferred.

                           (v) Calculation of Consideration Received. If any
Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of at least 65% of the outstanding Series D Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of at least 65% of the outstanding Series D Preferred. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

                           (vi) Integrated Transactions. In case any Option is
issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                           (vii) Treasury Shares. The number of shares of Common
Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                           (viii) Record Date. If the Corporation takes a record
of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                           (ix) Certain Issuances. Notwithstanding anything to
the contrary contained herein, any shares of Common Stock (or other securities convertible into or exercisable for shares of Common Stock) issued in respect of the Wade Hill Matter or the Pauline Sill Matter shall be deemed to have been issued for zero consideration; provided that this clause (ix) shall not apply to the issuance to Dr. Wade Hill (or affiliated parties) and Heritage Foundation of up to 73,060 shares of Common Stock in exchange for all of their interests in Applied Medical Technology LLC.

                  (e) Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more Series of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more Series of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (f) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class) to insure that each of the holders of Series D Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series D Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series D Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series D Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series D Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  (g) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series D Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Series D Share.

                  (h) Notices.

                           (i) Immediately upon any adjustment of the Conversion
Price, the Corporation shall give written notice thereof to all holders of Series D Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

                           (ii) The Corporation shall give written notice to all
holders of Series D Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (A) with respect to any dividend or distribution upon Common Stock or (B) with respect to any pro rata subscription offer to holders of Common Stock.

                           (iii) The Corporation shall also give written notice
to the holders of Series D Preferred at least 20 days prior to the date on which any Organic Change shall take place.

                  (i) Mandatory Conversion. All of the outstanding Series D Preferred shall be automatically converted if the Corporation is at such time effecting a Qualified Public Offering. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Qualified Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series D Preferred at least seven days prior to such closing.

         7.       Liquidating Dividends.

                  If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series D Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series D Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         8.       Purchase Rights.

                  If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any Series of Common Stock (the "Purchase Rights"), then each holder of Series D Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series D Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         9.       Events of Noncompliance.

                  (j) Definition. An Event of Noncompliance shall have occurred if:

                           (i) the Corporation fails to make any redemption
payment with respect to the Series D Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

                           (ii) the Corporation breaches or otherwise fails to
perform or observe any other covenant or agreement set forth in Section E of Article Four or in the Purchase Agreement in any material respect and such breach is not cured within 30 days after written notice thereof is given to the Corporation by any holder of the Series D Preferred;

                           (iii) any representation or warranty contained in the
Purchase Agreement or any information required to be furnished to any holder of Series D Preferred pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Corporation or any Subsidiary to any holder of Series D Preferred, is false or misleading in any material respect on the date made or furnished and such breach is not cured within 30 days after written notice thereof is given to the Corporation by any holder of the Series D Preferred;

                           (iv) the Corporation or any Subsidiary makes an
assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (A) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

                           (v) a judgment in excess of $500,000 is rendered
against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                           (vi) (A) the Corporation or any Subsidiary defaults
in the performance of any obligation or agreement (or obligations or agreements) if the effect of such default (or defaults) is to permit the holder or holders of any such obligation (or obligations) to cause an amount exceeding $500,000 to become due prior to its stated maturity; and such default remains uncured for a period of sixty (60) days or (B) any debt, obligation or amount (or debts, obligations or amounts) of the Corporation or any Subsidiary exceeding $500,000 is accelerated by the holder or holders thereof and such debts, obligations or amounts are not paid by the Corporation (or such acceleration withdrawn by the accelerating holders) within 10 days thereafter.

                  (k) Consequences of Events of Noncompliance.

                           (i) If an Event of Noncompliance has occurred, the
dividend rate on the Series D Preferred shall increase immediately by an increment of two (2) percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of one (1) percentage point. Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

                           (ii) If an Event of Noncompliance (other than an
Event of Noncompliance of the type described in subparagraph 9(a)(iv) has occurred), the holder or holders of at least 65% of the Series D Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series D Preferred owned by such holder or holders at a price per Series D Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Series D Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series D Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series D Preferred as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

                           (iii) If an Event of Noncompliance of the type
described in subparagraph 9(a)(iv) has occurred, all of the Series D Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series D Preferred) at a price per Series D Share equal to the amount which would be payable in respect of such share in a liquidation, dissolution or winding up of the Corporation under Section 2 hereof. The Corporation shall immediately redeem all Series D Preferred upon the occurrence of such Event of Noncompliance.

                           (iv) If any Event or Events of Noncompliance exist
for an aggregate of 45 days (whether or not such days are consecutive), the Conversion Price of the Series D Preferred shall be reduced immediately by 10% of the Conversion Price in effect immediately prior to such adjustment (the "First Adjustment"). If any Event or Events of Noncompliance exist for an aggregate of 45 days after the First Adjustment (whether or not such days are consecutive and whether or not such days immediately follow the First Adjustment), the Conversion Price shall be reduced immediately by 10% of what the Conversion Price would have been immediately prior to such adjustment if the First Adjustment had not been made (the "Second Adjustment"). If any Event or Events of Noncompliance exist for an aggregate of 45 days after the Second Adjustment (whether or not such days are consecutive and whether or not such days immediately follow the Second Adjustment), the Conversion Price shall be reduced immediately by 10% of what the Conversion Price would have been immediately prior to such adjustment if the First and Second Adjustments had not been made. In no event shall any Conversion Price adjustment be rescinded, and in no event shall there be more than three Conversion Price adjustments pursuant to this subparagraph.

         For example, assume that the Conversion Price of the Series D Preferred is $2.00. If Events of Noncompliance are in existence for an aggregate of 45 days, the Conversion Price would be reduced immediately by 10% of $2.00, or $.20, for a new Conversion Price of $1.80. If Events of Noncompliance exist for an additional 45 days, the existing Conversion Price would be reduced by 10% of what the Conversion Price would have been if there had been no previous adjustment pursuant to this paragraph (i.e., $2.00), or $.20, for a new Conversion Price of $1.60. Then assume that there is a two-for-one stock split, in which case the Conversion Price would be decreased hereunder from $1.60 to $0.80, and assume that Events of Noncompliance exist for an additional 45 days. In this case, the Conversion Price would be reduced by 10% of what the Conversion Price would have been immediately prior to such adjustment if there had been no previous adjustments pursuant to this paragraph (i.e. $1.00), or $.10, for a new Conversion Price of $0.70.

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
                           (v) If any Event of Noncompliance has occurred, the
number of directors constituting the Corporation's board of directors shall, at the request of the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class, be increased by such number which shall constitute a majority of the Board of Directors, and the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred shall have the special right, voting together as a single class (with each share being entitled to one vote) and to the exclusion of all other Series of the Corporation's stock, to elect individuals to fill such newly created directorships, to remove any individuals elected to such directorships and to fill any vacancies in such directorships. The special right of the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred to elect members of the Board of Directors may be exercised at the special meeting called pursuant to this subparagraph (v), at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until the time specified in the last paragraph of this Section 9(b)(v), at which time the special right shall cease to be in effect, subject to revesting upon the occurrence and continuation of any Event of Noncompliance.

                  At any time when such special right has vested in the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred, a proper officer of the Corporation shall, upon the written request of the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class, addressed to the secretary of the Corporation, call a special meeting of the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred for the purpose of electing directors pursuant to this subparagraph. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class, may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such Person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding, voting together as a single class. Any holder so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this subparagraph.

                  At any meeting or at any adjournment thereof at which the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred have the special right to elect directors, the presence, in person or by proxy, of the holders of a majority of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

                  Any director so elected by the holders of Series A Preferred, Series B Preferred, Series C Preferred, and Series D Preferred shall continue to serve as a director until the expiration of the lesser of (A) a period of six months following the date on which there is no longer any Event of Noncompliance in existence or (B) the remaining period of the full term for which such director has been elected. After the expiration of such six-month period or when the full term for which such director has been elected ceases (provided that the special right to elect directors has terminated), as the case may be, the number of directors constituting the board of directors of the Corporation shall decrease to such number as constituted the whole board of directors of the Corporation immediately prior to the occurrence of the Event or Events of Noncompliance giving rise to the special right to elect directors.

                           (vi) If any Event of Noncompliance exists, each
holder of Series D Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

         10.      Registration of Transfer.

                  The Corporation shall keep at its principal office a register for the registration of Series D Preferred. Upon the surrender of any certificate representing Series D Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Series D Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Series D Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series D Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series D Preferred represented by the surrendered certificate.

         11.      Replacement.

                  Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Series D Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Series D Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series D Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         12.      Definitions.

                  For purposes of Section E of Article Four, the following terms shall have the meanings described below.

                  "Common Stock" means, collectively, the Corporation's Common Stock, par value $0.001 per share, and any capital stock of any series of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

                  "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable upon conversion or exchange of any in-the-money Convertible Securities outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 6(c)(i) and 6(c)(ii) hereof whether or not the Options or Convertible Securities are actually exercisable.

                  "Conversion Stock" means shares of the Corporation's Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Series D Preferred are issued by an entity other than the Corporation or there is a change in the type or series of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series D Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

                  "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

                  "Fair Market Value" shall be the fair value thereof as between a willing buyer and a willing seller, but without taking into account any discount for illiquidity, restrictions on transfer, minority interest or lack of control, determined jointly by the Corporation and the holders of a majority of the Series D Preferred. If such parties are unable to reach agreement within 30 days, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of at least 65% of the Series D Preferred. The determination of such appraiser shall be final and binding upon the Corporation and all holders of Series D Preferred, and the Corporation and the holders shall each pay 50% of the fees and expenses of such appraiser.

                  "Fundamental Change" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of


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Directors) in any transaction or series of transactions (other than sales in the ordinary course of business), (b) a sale of all or substantially all of the Corporation's outstanding capital stock and (c) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

                  "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Series A Preferred, Series B Preferred, and the Series C Preferred.

                  "Liquidation Value" of any Series D Share as of any particular date shall be equal to $1.75.

                  "Market Price" of any security means the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange, the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall equal Fair Market Value.

                  "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

                  "Pauline Sill Matter" means the facts, circumstances and allegations at issue in the lawsuit filed in Maricopa County, Arizona on December 23, 1998 called: Pauline Sill v. Alliance Medical Corporation and Applied Medical Recovery, Inc. (and any facts, circumstances and allegations at issue in any subsequent or related dispute or litigation among those parties or their affiliates or successors).

                  "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

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                  "Public Offering" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

                  "Purchase Agreement" means the Stock Purchase Agreement, dated as of July ___, 2001, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

                  "Qualified Public Offering" means a firm commitment underwritten Public Offering by the Corporation of shares of its Common Stock in which (i) the aggregate price paid by the public for the shares shall be at least $30 million, and (ii) the price per share paid by the public for such shares shall be at least 300% of the Conversion Price in effect immediately prior to the closing of the sale of such shares pursuant to the Public Offering.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

                  "Wade Hill Matter" means the facts, circumstances and allegations at issue in the lawsuit filed in Salt Lake City, Utah on March 15, 1999 called: Dr. Wade L. Hill et al. vs. Alliance Medical Technologies, LLC, et al. (and any facts, circumstances and allegations at issue in any subsequent or related dispute or litigation among those parties or their affiliates or successors).

         13.      Amendment and Waiver.

                  No amendment, modification or waiver shall be binding or effective with respect to Section E of Article Four of this Amended and Restated Certificate of Incorporation without the prior written consent of the holders of a majority of the Series D Preferred outstanding at the time such action is taken. No change in the terms of Section E of Article Four may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of a majority of the Series D Preferred then outstanding.

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
         14.      Notices.

                  Except as otherwise expressly provided hereunder, all notices referred to in Section E of Article Four shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when personally delivered, or five days from being mailed first class mail (postage prepaid) or one day from being sent by reputable overnight courier service (charges prepaid) (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

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         F. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the corporation, each of said series to be distinctly designated. The voting powers, preferences and relative, participating, optional, and other special rights, and the qualifications, limitations, or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences, and relative, participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, of each such series to the fullest extent permitted by law.

                                  ARTICLE FIVE

                  In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors of the corporation will have the power, both before and after the receipt of any payment for any of the corporation's capital stock, to adopt, amend, and repeal any or all of the bylaws of the corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors will not divest the stockholders of nor limit their power, to adopt, amend, repeal or otherwise alter the bylaws of the corporation.

                                   ARTICLE SIX

                  Election of members to the Board of Directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  ARTICLE SEVEN

         A. To the fullest extent permitted by the Delaware General Corporation Law, a director or former director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the corporation, except for liability attributable to: (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii)
Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

         B. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the liability of directors, the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as amended.

         C. Any repeal or modification of this Article Seven shall not adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

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
         D. The provisions of this Article Seven shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of this Article Seven.



                                  ARTICLE EIGHT

         A. The corporation will to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is a party, or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee") against expenses, liabilities and losses (including attorneys' fees, judgments, fines, excise taxes or penalties paid in connection with the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in this section with respect to proceedings to enforce rights to indemnification, the corporation will indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding or part thereof was authorized in advance by the Board of Directors of this corporation.

         B. The right to indemnification conferred in this section shall include the right to be paid by the corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it is ultimately determined by final judicial decision, from which there is not further right to appeal, that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise. The rights to indemnification and to the advancement of expenses conferred in this section shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators.

         C. If a claim under the two preceding paragraphs of this section is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a


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
suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee will be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation will be entitled to recover such expenses only upon a final adjudication that the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, will create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses under this section or otherwise will be on the corporation.

         D. The rights to indemnification and advancement of expenses conferred in this section will not be exclusive of any other rights which any person may have or hereafter acquire under any statute, this certificate of incorporation, as it may be amended or restated from time-to-time, any agreement, vote of stockholders or disinterested directors, or otherwise. No amendment or repeal of this Article Eight will apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

         E. The corporation shall have the power to purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The corporation may also create a trust fund, grant a security interest and/or use other means (including, but not limited to letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

         F. For purposes of this section, references to the "corporation" will include any subsidiary of this corporation from and after the acquisition thereof by this corporation, so that any person who is a director, officer, employee or agent of such subsidiary after the acquisition


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thereof by this corporation will stand in the same position under the provisions of this section as such person would have had such person served in such position for this corporation.

         G. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                                  ARTICLE NINE

                  The number of directors which currently comprise the Board of Directors of the Corporation is seven (7). The size of the Board of Directors may be increased or decreased in the manner provided in the Bylaws of the Corporation.

                  All corporate powers of the Corporation shall be exercised by or under the direction of the Board of Directors except as otherwise provided herein or by law.

                                   ARTICLE TEN

         Subject to any conditions imposed by law, the corporation expressly denies the application of the Arizona Corporate Takeover Laws, Arizona Revised Statutes Sections 10-2701 et seq., or any successor thereto.

                                 ARTICLE ELEVEN

                  The corporation reserves the right to amend, alter, change, or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware General Corporation Law.

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         IN WITNESS WHEREOF, the undersigned has executed this Third Amended and
Restated Certificate of Incorporation in Phoenix, Arizona this 13th day of August, 2001.

Dated: August 13, 2001.

                                         /s/ Tim Einwechter
                                         ---------------------------------------
                                         Tim Einwechter, CFO






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